Exhibit 99.1
COMMUNITY HEALTH SYSTEMS, INC. SUBSIDIARY TO OFFER SENIOR NOTES
FRANKLIN, Tenn. (June 13, 2007) — Community Health Systems, Inc. (the “Company”) (NYSE: CYH), announced today that its wholly-owned subsidiary, CHS/Community Health Systems, Inc. (the “Issuer”), intends to offer $3.365 billion aggregate principal amount of senior notes (the “Notes”). The Notes will be issued in three series: floating rate senior notes due 2015, senior notes due 2015 and senior notes due 2017. The Notes will be senior obligations of the Issuer and will be guaranteed on a senior basis by the Company and by certain of the Issuer’s and the Company’s domestic subsidiaries.
     The Company will use the net proceeds of the offering, together with other funds, to complete the acquisition of Triad Hospitals, Inc. The acquisition is expected to close in the third quarter of 2007, subject to certain closing conditions that include regulatory and other approvals.
     The Notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
     This news release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

     Located in the Nashville, Tennessee, suburb of Franklin, Community Health Systems, Inc. is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the company currently owns, leases or operates 80 hospitals in 23 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.”
     Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, risks related to the completion of pending transactions, including the acquisition of Triad Hospitals, Inc. (“Triad”) and the obtaining of all anticipated debt financing in connection with such transactions, and the integration of Triad with our existing business, increases in interest rates and operating costs, general volatility of the capital markets, our ability to access the capital markets, changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other documents filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 465-7000

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